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                                                                    EXHIBIT 10.2


                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into effective December 1, 1998 by and between MedPartners, Inc., a Delaware corporation ("MedPartners") and E. Mac Crawford ("Executive"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Employment Agreement by and between MedPartners and Executive dated March 18, 1998, as amended August 6, 1998 (the "Employment Agreement").

     WHEREAS, MedPartners and Executive entered into the Employment Agreement whereby Executive agreed to serve as President and Chief Executive Officer of MedPartners;

     WHEREAS, effective December 1, 1998, Executive was elected to the office of Chairman of the Board of Directors of MedPartners ("Chairman of the Board");

     WHEREAS, MedPartners and Executive desire to amend certain provisions of the Employment Agreement to reflect the additional powers and duties which Executive assumed upon taking the office of Chairman of the Board.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

     1.  Amendment of Section 3.  Section 3 is hereby deleted in its entirety,
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and the following substituted therefore:

      Executive shall be employed by MedPartners during the term of employment under this Agreement as the President and Chief Executive Officer of MedPartners. Executive shall perform such duties as may be assigned to him from time to time by and shall report to the Board of Directors of MedPartners (the "Board of Directors"), provided that such duties are consistent with Executive's title and position. Executive shall also serve as a member of the Board of Directors. Effective December 1, 1998, Executive was elected to the additional office of Chairman of the Board of Directors of MedPartners ("Chairman of the Board"), and shall serve as Chairman of the Board until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

      In carrying out his duties under this Agreement, Executive shall have such powers and duties usually incident to the offices of President and Chief Executive Officer and shall have general responsibility for the overall development, expansion and operations of MedPartners and its subsidiaries and affiliates. Executive shall also have such powers and duties usually incident to the office of Chairman of the Board until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

      Executive shall devote substantially all of his time and energies during business hours to the supervision and conduct, faithfully and to the best of his ability, of the business and affairs of MedPartners; provided that it shall not be a violation of this Agreement for the Executive to serve on the Board of Directors of First Union National Bank of Georgia, Integrated Health Services, Inc. and MaterniCare, Inc. The Executive shall not be restricted, subject to
Section 12 hereof, from investing his assets in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made.

     2.  No Other Amendment. Except as expressly modified by this Amendment, all
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other terms and conditions of the Employment Agreement shall not be modified or amended and shall remain in full force and effect.

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     3.  Miscellaneous.
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         (a) Entire Agreement. This Amendment, together with the Employment
         Agreement and the Stock Option Agreements dated August 6, 1998 and January 27, 1999, contain the entire agreement of the parties relating to the subject matter hereof and thereof, and such documents replace and supersede any prior agreements between the parties relating to said subject matter.

         (b) Waiver and Amendment. No provision of this Amendment may be waived except by a written agreement signed by the waiving party. The waiver of any term or of any condition of this Amendment shall not be deemed to constitute the waiver of any other term or condition. This Amendment may be amended only by a written agreement signed by each of the parties hereto.

         (c) Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Amendment.

         (d) Severability. If this Amendment shall for any reason be or become unenforceable by any party, this Amendment shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Amendment is held invalid or unenforceable, the remainder of this Amendment shall nevertheless remain in full force and effect and, if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

         (e) Governing Law. This Amendment shall be governed by the laws of the State of Alabama.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                           MedPartners, Inc.


                                           By: /s/ C. Clark Wingfield
                                              --------------------------------

                                           Name: C. Clark Wingfield

                                           Title: Executive Vice President and
                                                  Chief Administrative Officer

                                           /s/ E. Mac Crawford
                                           -----------------------------------
                                           E. Mac Crawford

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